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                                                                    EXHIBIT 23.2

                                [ICF Letterhead]

                                                                   June 28, 2000

AES Red Oak, L.L.C.
1001 North 19th Street
Arlington, VA  22209

Re:      AES Red Oak Project

Dear Sirs:

         ICF Resources Inc. hereby submits our Independent Lenders' Market Assessment of PJM and the Red Oak Plant, dated February 24, 2000 (the "Report"). We hereby consent to the inclusion of the Report, subject to the Report's terms and conditions, as an appendix to the Prospectus included in a Registration Statement on Form S-4 which will be filed with the Securities and Exchange Commission by AES Red Oak, L.L.C. (the "Company") in connection with the exchange of the Company's outstanding (a) 8.54% Senior Secured Bonds Series A due 2019 and (b) 9.20% Senior Secured Bonds Series B due 2029 for the Company's
(a) 8.54% Senior Secured Exchange Bonds Series A due 2019 and (b) 9.20% Senior Secured Exchange Bonds Series B due 2029, respectively, and to the reference to us as experts under the heading "Experts" in the Prospectus.

                                            Very truly yours,

                                            /s/  JUDAH L. ROSE
                                            ---------------------------------
                                            Name:  Judah L. Rose
                                            Title: Senior Vice President and
                                                   Managing Director